EXHIBIT 10.2
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                            NONCOMPETITION AGREEMENT


         This NONCOMPETITION AGREEMENT (the "Agreement") is entered into this 11th day of September, 1996, by and between United Transplant Foundation, Inc., a non-profit Illinois corporation ("UTF"), and CryoLife, Inc., a Florida corporation ("CryoLife").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of September 11, 1996, by and among CryoLife and United Cryopreservation Foundation, Inc. ("UCFI"), CryoLife has agreed to purchase and UCFI has agreed to sell, substantially all of the assets of UCFI;

         WHEREAS, UTF and QV, Inc. ("QV") are the sole members of UTF;

         WHEREAS, in order to induce CryoLife to enter into and consummate the Purchase Agreement, UCFI, UTF, and QV have each agreed to accept certain restrictions as set forth herein and in those certain Non-Competition Agreements of even date herewith between CryoLife and UCFI and between CryoLife and QV.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  DEFINITIONS.   The  following   definitions  shall  apply  to  this
Agreement:

             (a) "Company Business" means the business of processing, preserving, and/or distributing cryopreserved heart valves, saphenous veins, or femoral veins for implantation in humans. Company Business shall not include any other business activities, including, without limitation, the processing, procuring and/or distributing of bone or any tissue or organ other than cryopreserved heart valves, saphenous veins, or femoral veins for implantation in humans.

             (b) "Competing Business" means any person, concern, or entity that is engaged in or conducts a business substantially the same as the Company Business.

             (c) "Territory" means Arizona, Arkansas, California, Colorado, Illinois, Indiana, Kentucky, Louisiana, Missouri, New York, North Carolina, Pennsylvania, Tennessee, Texas, and Virginia, which the parties hereby acknowledge to be the geographic area in which UCFI conducts the Company Business on the date of this Agreement.



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             (d) "Trade Secrets" means  information  including,  but not limited to, technical and nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, pricing information, marketing information, and lists of actual or potential customers or suppliers which (1) derives economic value, actual or potential, from not being generally known to or readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         2. COVENANTS OF THE SELLER. UTF acknowledges that, by virtue of the special knowledge of the affairs, business, customers, suppliers and vendors and the operations of the Company Business that UTF has, CryoLife would suffer substantial damage if UTF breaches or violates any of the covenants and agreements set forth in this Section 2. Therefore, UTF has agreed to the following covenants and agreements:

             (a) UTF covenants that it shall not, for a period of five years from and after the date hereof (the "Noncompetition Period"), directly or indirectly, in the Territory, for its own account or as an owner, partner, member, stockholder, joint venturer, investor, lender, or in any other capacity, own, engage in, conduct, manage, operate or participate in any Competing Business.

             (b) During the Noncompetition Period, UTF covenants and agrees that it will not, directly or indirectly, on its own behalf or in the service or on behalf of others, solicit, divert or appropriate to a Competing Business, or attempt to solicit, divert or appropriate to or for any Competing Business, any persons and/or entities who were customers of UCFI in the Territory on the date immediately preceding the date of this Agreement, or any person and/or entity in the Territory to whom UCFI has sold or provided any products or services during the 12 month period immediately preceding the date of this Agreement.

             (c) During the Noncompetition Period, UTF covenants and agrees that it will not, directly or indirectly, on its own behalf or in the service or on behalf of others, hire or attempt to hire any employee of CryoLife, or to cause any such employee to leave his or her employment, in order to perform services in the Territory for a Competing Business.

         3. SEVERABILITY. Each provision of this Agreement is severable, and if any one of such provisions shall be reformed or declared unenforceable, such reformation or declaration shall not affect the enforceability or validity of any other provision thereof. Each provision thereof shall be enforceable by CryoLife or any successor thereof against UTF notwithstanding any claim or cause of action asserted by UTF against CryoLife or any successor thereof. The existence of any claim, demand, action, or cause of action of UTF against CryoLife shall not constitute a defense to the enforcement by CryoLife of any of the covenants contained herein.



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         4.   REFORMATION  BY  COURT.  In  the  event  any  court  of  competent jurisdiction should determine that any of the terms of this Agreement are unreasonable or unenforceable in scope, UTF and CryoLife consent to the exercise by such court of its equitable jurisdiction to reform such terms in accordance with applicable law.

         5. REMEDIES. UTF agrees that if it breaches any provision of this Agreement, the damage to CryoLife would be difficult to ascertain, and money damages would not afford CryoLife an adequate remedy. Therefore, if UTF is in breach of this Agreement, the parties hereto agree that CryoLife is entitled, in addition to any and all rights and remedies as would be provided by law, to specific performance, injunctive, and other equitable relief to prevent or restrain a breach of this Agreement. In addition, the parties agree that this Agreement constitutes an Asset Purchase Transaction Document as such term is defined in the Purchase Agreement. The rights of CryoLife under this Agreement shall survive the expiration of the Noncompetition Period and are in addition to, and not in lieu of, any and all rights CryoLife may have at law or in equity to protect its business interests. UTF agrees to be liable for any and all costs and expenses, including attorneys fees, resulting from the breach by UTF of any provision of this Agreement.

         6. CONFIDENTIAL INFORMATION. UTF covenants and agrees that all confidential and proprietary information developed, utilized, or received by UTF relating to the operation of the Company Business by UCFI prior to the Closing of the Purchase Agreement, including, without limitation, all Trade Secrets and all information which has been disclosed to UCFI by a third party and which UCFI has treated as confidential (collectively, "Confidential Information"), and all physical embodiments thereof, has been transferred to CryoLife pursuant to the Purchase Agreement. UTF will hold such Confidential Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information. The confidentiality requirements and use restrictions contained in this Section 6 shall survive any termination of this Agreement but shall not apply (i) to any Confidential Information that falls into the public domain through no fault of UTF or (ii) to any Confidential Information which is not a Trade Secret when a period of five years has expired following the execution of this Agreement.

         All records, notes, files, memoranda, reports, marketing information, price lists, supplier lists and information, documents, and all copies and like items relating to the Trade Secrets which shall be disclosed to or which shall come into the possession of UTF during or prior to the Noncompetition Period shall be the sole and exclusive property of CryoLife. UTF agrees that, at any time upon request, it will promptly deliver to CryoLife the originals and all copies of any of the foregoing that are in its possession, custody or control.

         7. AMENDMENTS. No amendment or modification of this Agreement shall be valid or binding upon CryoLife unless made in writing and signed by a duly authorized officer of CryoLife, or upon UTF, unless made in writing and signed by UTF.



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         8. ASSIGNMENT.  This Agreement may not be assigned by any party without the prior written consent of the other party hereto, provided that CryoLife may assign this Agreement in whole or in part to one or more affiliates thereof without the consent of UTF.

         9.       NOTICES.

                  (a) Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered or sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery"), (ii) transmitted by facsimile transmission (with a copy sent first class registered or certified mail, return receipt requested and postage prepaid or by Overnight Delivery), or (iii) mailed by first class registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the parties at the addresses set forth below:

                  If to UTF:             United Transplant Foundation, Inc.
                                         c/o Regional Organ Bank of
                                         Illinois, Inc.
                                         800 South Wells Street, Suite 190
                                         Chicago, Illinois 60607
                                         Telefax:  (312) 803-7643

                  with a copy to:        Katten Muchin & Zavis
                                         525 West Monroe Street
                                         Suite 1600
                                         Chicago, Illinois 60661
                                         Attention:  Mr. Steven R. Olsen
                                         Telefax: (312) 902-1061

                  If to CryoLife:        Mr. Steven G. Anderson
                                         Chairman of the Board, Chief
                                         Executive Officer and President
                                         CryoLife, Inc.
                                         2211 New Market Parkway, Suite 142
                                         Marietta, Georgia 30067
                                         Telefax:  (770) 850-0762

                  with a copy to:        Arnall Golden & Gregory
                                         2800 One Atlantic Center
                                         1201 West Peachtree Street
                                         Atlanta, Georgia  30309-3400
                                         Attention:  Ms. M. Nan King
                                         Telefax:  (404) 873-8775



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                  (b) All notices  shall be deemed  received  (i) if  personally delivered or transmitted by facsimile, on the business day when so delivered or transmitted or if not transmitted at a time which concludes during the business day of the recipient, on the next succeeding business day, (ii) if sent by Overnight Delivery, one business day after it is sent and (iii) if mailed, 48 hours after deposit in the United States mail, as first class registered or certified mail, return receipt requested, postage pre-paid. Either party may change its address for the purposes of this Section by giving not less than ten days prior written notice of such change to the other party in the manner provided in this Section.

         10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement as of the date set forth above.

                                    UTF:

                                    UNITED TRANSPLANT FOUNDATION, INC.



                                    By:/s/ Jerold Anderson
                                       ----------------------
                                           Jerold Anderson
                                    Title: President


                                    CRYOLIFE, INC.


                                    By:/s/ Steven G. Anderson
                                       ------------------------
                                           Steven G. Anderson
                                           Chairman of the Board
                                           Chief Executive Officer and President


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